Exhibit 10.2

FIRST COMMUNITY CORPORATION
2006 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

DEFERRED COMPENSATION AGREEMENT

        This Agreement (“Agreement”) is entered into as of this ________________ day of _______________, 2006, by and between _________________________________ (the “Director”) and First Community Corporation (the “Company”).

WITNESSETH:

        Whereas, Director serves as a Director of the Company;

        Whereas, the Company wishes to reward Director for exemplary service in the past and continued service in the future; and

        Whereas, this Agreement is subject to the terms and conditions of the First Community Corporation 2006 Non-Employee Director Deferred Compensation Plan (the “Plan”).

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Capitalized terms not defined will have the meanings ascribed to them in the Plan.

        1.    Deferred Compensation. Upon a written election in the form attached hereto delivered to the Company on or before December 31 of any calendar year, Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited into a deferred compensation account (“Account”) maintained in the name of Director for bookkeeping purposes only. Deferral elections for a calendar year are irrevocable and expire at the end of each year. Director’s initial election is attached hereto.

        2.    Deemed Investment of Account. The Company will maintain a Deferred Account for the Directors. A number of deferred stock units will be credited to the Director’s Account, at the time such compensation would otherwise have been payable absent the election to defer, equal to (i) the otherwise payable amount divided by (ii) the fair market value of a share on the last trading day preceding the credit date. In addition, on each date on which a cash dividend is payable on the shares, the Director’s Account shall be credited with a number of deferred stock units equal to (i) the per share cash dividend times the number of deferred stock shares then credited to the account, divided by (ii) the fair market value of a share on the last trading day preceding the dividend payment date.

        3.    Vesting. Director shall be fully vested in the Account.

        4.    Distribution. Upon termination of Director’s service as a director of the Company and all of its subsidiaries for any reason, the Company shall distribute Director’s Account to Director (or the beneficiary in the event of death) in a lump sum on the time periods specified in the Plan following Director’s termination of service. In the event of Director’s death, payment of any amount due under the Agreement shall be made to the beneficiary or beneficiaries designated by Director in writing delivered to the Company. If Director fails to designate a beneficiary, payment of any amount due under the Agreement shall be made to the duly appointed and

FIRST COMMUNITY CORPORATION
2006 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

DEFERRED COMPENSATION AGREEMENT

qualified executor or other personal representative of Director to be distributed in accordance with the will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six months after the date of death, then to such persons as, at the date of Director’s death, would be entitled to share in the distribution of the personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

        5.    Nontransferability. Director’s Account, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

        6.    Taxes. The Company shall have the right to deduct from all amounts paid pursuant to the Agreement any amount required by law to be withheld to satisfy a tax obligation. Director, the beneficiary or the estate shall be solely liable for the payment of any tax that arises from a payment under the Agreement.

        7.    Tax Savings. Notwithstanding anything to the contrary contained in the Agreement, (i) if the Internal Revenue Service (the “Service”) prevails in a claim that any amount credited to Director’s Account constitutes taxable income to Director or the beneficiary for any taxable year prior to the taxable year in which such amount is distributed, or (ii) if legal counsel satisfactory to the Company and Director or the beneficiary renders an opinion that the Service would likely prevail in such a claim such amounts credited to the Account of Director or the beneficiary shall be immediately distributed to him or the beneficiary, as the case may be. For purposes of the Agreement, the Service shall be deemed to have prevailed in a claim if such claim is upheld by a Court of final jurisdiction, or if Director or the beneficiary, based upon an opinion of legal counsel satisfactory to the Company and Director or the beneficiary, fails to appeal a decision of the Service, or a Court of applicable jurisdiction, with respect to such claim, to an appropriate Service appeals authority or to a Court of higher jurisdiction, within the appropriate time period.

        8.    Director’s Rights Unsecured. The right of Director or the beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither Director nor the beneficiary shall have any rights in or against any amount credited to the Account or any other specific assets of the Company. All amounts credited to Director’s Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

        9.    Waiver. No waiver by any party at any time of any breach by any other party, of or compliance with, any condition or provision of the Agreement to be performed by any other party shall be deemed a waiver of any other provisions or conditions at the same time or at any prior or subsequent time.

        10.  Applicable Law. Except to the extent preempted by Federal law, the Agreement shall be construed and interpreted pursuant to the laws of South Carolina.

        11.  Entire Agreement. The Agreement and the Plan, which is incorporated herein by reference, contains the entire Agreement between Director and the Company and supersedes any and all previous agreements, written or oral, among the parties relating to the subject matter hereof. No amendment or modification of the terms of the Agreement shall be binding upon the parties hereto unless reduced to writing and signed by Director and the Company.

FIRST COMMUNITY CORPORATION
2006 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

DEFERRED COMPENSATION AGREEMENT

         12.  Employment. Nothing contained in the Agreement shall be construed to constitute an employment contract between Director and any person or entity, or an acknowledgment of any employment relationship between Director and the Company.

         13.  Counterparts. The Agreement may be executed in counterparts, each of which shall be deemed an original.

         14.  Severability. In the event any provision of the Agreement is held illegal or invalid, the remaining provisions of the Agreement shall not be affected thereby.

IN WITNESS WHEREOF, Director and the Company have set their hands, all as of the day and year first above written.

________________________________________, Director

First Community Corporation

By:_____________________________________________

BENEFICIARY DESIGNATION:

NAME: _____________________________________________________________

RELATION TO PARTICIPANT: _________________________________________

ADDRESS: _________________________________________________________
                      _________________________________________________________
                      _________________________________________________________

DATE OF DESIGNATION: _____________________________________________

ACKNOWLEDGMENT BY PLAN ADMINISTRATOR

___________________________________________ DATE: _________________

FIRST COMMUNITY CORPORATION
2006 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

DEFERRED COMPENSATION AGREEMENT

Election to Defer Compensation

The undersigned Director hereby authorizes the Company to defer $_____________ in a lump sum or $___________ per month, as earned, into a deferred compensation account maintained in the name of Director for bookkeeping purposes only.

This election is for the calendar year __________________________.

This election is being made on the following date: ___________________________________.

The undersigned Director acknowledges that an election to defer compensation for a calendar year of service must be made prior to the right to receive any compensation for such calendar year of service, and that deferral elections for a calendar year are irrevocable and expire at the end of each year.

IN WITNESS WHEREOF, Director has made this deferral election as of the day and year first above written.

________________________________________, Director

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